Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fred's, Inc.

Memphis, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-68478) and Form S-8 (No. 33-48380, No. 33-67606, and No. 333-103904) of Fred's, Inc. of our reports dated April 17, 2014, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Fred's, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Memphis, Tennessee

April 17, 2014